UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2010

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

(617) 491-9700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Momenta Pharmaceuticals, Inc. (the “Company”) hereby amends its Current Report on Form 8-K filed on October 25, 2010 (the “Original Form 8-K”) to provide information that was not determined or available at the time of filing the Original Form 8-K. The Original Form 8-K was filed to report the intention of Steven B. Brugger to resign as the Company’s Chief Operating Officer.

(b)  As previously disclosed, on October 19, 2010, Steven B. Brugger notified the Company of his intention to resign as the Company’s Chief Operating Officer in order to join a privately held biotechnology company as its Chief Executive Officer.  The effective date of Mr. Brugger’s resignation is November 5, 2010.  Mr. Brugger will serve as a consultant to the Company for a period following his resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: November 5, 2010
	By:	/s/ RICHARD P. SHEA
Richard P. Shea
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)